Exhibit 99.1

Ross Acquisition Corp II Receives Expected NYSE Notice Regarding Delayed Form 10-Q Filing

PALM BEACH, FLORIDA – May 27, 2021 -- Ross Acquisition Corp II (NYSE: ROSS) (the “Company”) today announced that it has regained compliance with Section 802.01E of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Rule”) after filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on May 27, 2021.

On May 25, 2021, the Company received a notice (the “Notice”) from the NYSE indicating that the Company was not in compliance with the Rule because it had not timely filed its Form 10-Q with the SEC as required by the Rule. The Notice had no immediate effect on the listing of the Company’s stock on the NYSE, and indicated that the Company had six months to file its Form 10-Q to regain compliance. By letter dated May 27, 2021, the NYSE confirmed that the Company had regained compliance with the Rule with the filing of the Form 10-Q.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and final prospectus for the Company's initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts
Wilbur L. Ross, Jr.
(561) 655-2615
wross@rossacquisition2.com